                                                                   EXHIBIT 10.16

                         OSHMAN'S SPORTING GOODS, INC.
            1995 INCENTIVE COMPENSATION PLAN FOR SENIOR MANAGEMENT

(I) THE PLAN Oshman's Sporting Goods, Inc. (the "Company") wishes to promote the financial success of the Company by rewarding certain key executive officers based upon the performance of the Company. Therefore, at the direction of the Compensation Committee of the Board of Directors, the Company has established this 1995 Incentive Compensation Plan for Senior Management (the "Bonus Plan") for 1995 performance-based cash bonuses. Pursuant to the Bonus Plan, certain executive officers of the Company will be eligible to receive cash bonuses from two pools, the Primary Compensation Pool and the Secondary Compensation Pool, if certain criteria are met.

(II) PAYMENT OF BONUSES

       (A) Primary Compensation Pool.

            (1) The amount of money available for distribution from the Primary Compensation Pool to eligible corporate executive officers shall be 25 percent of the consolidated contribution to overhead in excess of $3,500,000, as recorded on the Company's financial statements for the fiscal year ended February 3, 1996; provided, however, that in no event shall such amount be greater than $250,000.

           (2) (a) In the event $250,000 is available for distribution from the Primary Compensation Pool, such amount shall be distributed among the following individuals in the manner set forth below:

               Marilyn Oshman                 $50,001
               Alvin N. Lubetkin              $50,000
               William Anderson*              $50,000*
               Will Clark*                    $33,333*
               Lindsay Rice*                  $33,333*
               Steve Rath*                    $33,333*

       provided, however, that for the individuals and amounts indicated with an asterisk (*), 50 percent of any payment to be received pursuant to this section II(A)(2) shall be subject further to certain specified performance criteria to be developed by Mr. Alvin Lubetkin and agreed to by the respective individuals.

           (b) In the event the amount available for distribution from the Primary Compensation Pool is less than $250,000, such available amount shall be allocated among the six officers indicated in paragraph II(A)(2)(a) above, pro rata, based upon the foregoing allocations in such paragraph II(A)(2)(a) and in accordance with the other provisions thereof.

     B.    Secondary Compensation Pool.

           (1) The amount payable under the Secondary Compensation Pool shall be a total of $250,000.

           (2) The Secondary Compensation Pool shall be payable as follows:

               (a) In the event the net earnings per share of the Company for Fiscal Year 1995 equals or exceeds $0.50, the following individuals shall receive the amount set forth opposite their respective names:

                  Alvin N. Lubetkin, CEO                 $75,000
                  William Anderson, COO                  $50,000

               (b) In the event the average closing price of the Company's common stock, as reported by the American Stock Exchange Inc., during the period beginning January 2, 1996 and ending February 29, 1996 is greater than or equal to $10.50 per share, the following individuals shall receive the following amounts:

                  Alvin N. Lubektin                      $75,000
                  William Anderson                       $50,000


  Bonuses payable from the Secondary Compensation Pool shall be payable whether or not bonuses are paid from the Primary Compensation Pool and any amount payable pursuant paragraph II(B)(2)(a) above shall be in addition to, and not in lieu of amounts payable under paragraph II(B)(2)(a); provided, however, that no amounts shall be payable from the Secondary Compensation Pool if the Company reports a deficit for the year ending February 3, 1996.

  IN WITNESS WHEREOF, this Plan has been executed this 22 day of SEPTEMBER, 1995.

                                           OSHMAN'S SPORTING GOODS, INC.


                                           By:    /s/ ALVIN N. LUBETKIN
                                           Name:      ALVIN N. LUBETKIN
                                           Title:     C.E.O.